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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant   |X|
Filed by a party other than the registrant   |_|

Check the appropriate box:

|_|   Preliminary proxy statement.                                 |_|  Confidential, for use of the
|X|   Definitive proxy statement.                                   Commission only (as permitted
|_|   Definitive additional materials.                              by Rule 14a-6(e)(2)).
|_|   Soliciting material under Rule 14a-11(c) or Rule 14a-12.

                               EDGAR Online, Inc.

            ---------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

               Payment of filing fee (Check the appropriate box):

|X|  No fee required
|_|  Fee computed on table below per Exchange Act Rules 14a-(6)(i) (1) and 0-11.
    (1) Title of each class of securities to which transaction applies.

      -------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

      -------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

      -------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

      -------------------------------------------------------------------------
    (5) Total fee paid:

      -------------------------------------------------------------------------
|_|  Fee paid previously with preliminary materials.

      -------------------------------------------------------------------------
|_|  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)   Amount Previously Paid:
       (2)   Form, Schedule or Registration Statement No.:
       (3)   Filing Party:
       (4)   Date Filed:

                               EDGAR ONLINE, INC.
                              50 WASHINGTON STREET
                           NORWALK, CONNECTICUT 06854



                                           June 29, 2000

Dear EDGAR Online Stockholders:

        On behalf of the Board of Directors of EDGAR Online, Inc., I cordially invite you to attend our Annual Meeting of Stockholders, which will be held on August 1, 2000 at 10:00 A.M. (local time) at our offices at 50 Washington Street, Norwalk, Connecticut 06854.

        At this year's meeting, you will vote on (i) the election of seven directors; (ii) ratification of the appointment of KPMG LLP as independent public accountants; (iii) approval and ratification of an amendment to the 1999 Stock Option Plan to increase the number of shares reserved for issuance by 800,000 shares to 1,400,000 and (iv) such other business as may properly come before the Annual Meeting or any adjournments thereof. We have attached a notice of meeting and a proxy statement that contains more information about these proposals.

        You will also find enclosed a proxy form appointing proxies to vote your shares at the Annual Meeting. Please sign, date and return your proxy form as soon as possible so that your shares can be represented and voted in accordance with your instructions even if you cannot attend the Annual Meeting in person.

                                               Sincerely,

                                               /s/ MARC STRAUSBERG
                                               Marc Strausberg
                                               Chairman of the Board

                               EDGAR ONLINE, INC.
                              50 WASHINGTON STREET
                           NORWALK, CONNECTICUT 06854

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD AUGUST 1, 2000

TO THE STOCKHOLDERS OF EDGAR ONLINE, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of EDGAR Online, Inc., a Delaware corporation ("EDGAR Online" or the "Company"), will be held at the Company's offices, 50 Washington Street, Norwalk, Connecticut 06854 on August 1, 2000 at 10:00 A.M. (local time) for the following purposes, as more fully described in the Proxy Statement accompanying this notice:

       (1) ELECTION OF DIRECTORS. To elect seven (7) members of the Board of Directors to serve until the 2001 Annual Meeting of Stockholders or until their successors shall have been duly elected and qualified;

       (2) RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS. To ratify the appointment of KPMG LLP as independent public accountants of the Company for the fiscal year ending December 31, 2000;

       (3) APPROVAL AND RATIFICATION OF AMENDMENT TO THE 1999 STOCK OPTION PLAN. To increase the number of shares reserved for issuance under the 1999 Stock Option Plan by 800,000 to 1,400,000; and

       (4) OTHER BUSINESS. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        Only stockholders of record at the close of business on June 12, 2000 will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books of the Company will remain open between the record date and the date of the Annual Meeting. A list of stockholders entitled to vote at the meeting will be available for inspection at the Annual Meeting and for a period of ten days prior to the meeting during regular business hours at the offices of the Company listed above.

        All stockholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, your vote is important. To assure your representation at the Annual Meeting, please sign and date the enclosed proxy form and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States or Canada. Should you receive more than one proxy form because your shares are registered in different names and addresses, each proxy form should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

        The Proxy Statement and the accompanying proxy form are being mailed beginning on or about June 30, 2000 to stockholders entitled to vote.

                                    By Order of the Board of Directors

                                    /s/ SUSAN STRAUSBERG
                                    Susan Strausberg
                                    Chief Executive Officer and Secretary

Norwalk, Connecticut 06854
June 29, 2000

        YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY FORM AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                               EDGAR ONLINE, INC.

                               ------------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 1, 2000

GENERAL

        The enclosed Proxy is solicited on behalf of the Board of Directors of EDGAR Online, Inc., a Delaware corporation, for use at the Annual Meeting of Stockholders to be held on August 1, 2000, and any adjournment or postponement thereof. The Annual Meeting will be held at 10:00 A.M. (local time) at the Company's offices, 50 Washington Street, Norwalk, Connecticut 06854. This Proxy Statement, the enclosed proxy card and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 are being mailed on or about June 30, 2000 to stockholders entitled to vote at the meeting.

VOTING

        The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On June 12, 2000, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 12,458,455 shares of the Company's Common Stock, par value $0.01, were issued and outstanding. No shares of the Company's preferred stock, par value $0.01, were outstanding. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on June 12, 2000. Cumulative voting is not permitted.

        Directors are elected by a plurality of the votes, which means the seven nominees who receive the largest number of properly executed votes will be elected as directors. Shares that are represented by proxies that are marked "withhold authority" for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons. The affirmative vote of a majority of the shares present (in person or by proxy and entitled to vote at the Annual Meeting) is needed to ratify the appointment of KPMG LLP as the Company's independent auditors, and to approve and ratify the amendment to the 1999 Stock Option Plan. Any other matters properly considered at the meeting will be determined by a majority of the votes cast.

PROXIES

        If the enclosed form of Proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the Proxy does not specify how the shares represented thereby are to be voted, the Proxy will be voted FOR the election of the directors proposed by the Board unless the authority to vote for the election of such directors is withheld and, if no contrary instructions are given, the Proxy will be voted FOR the approval of Proposal 2 described in this Proxy Statement, the Proxy will be voted FOR the approval of Proposal 3 described in this Proxy Statement, and in accordance with the discretion of the proxy holders as to all other matters that may properly come before the Annual Meeting. You may revoke or change your Proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at the Company's principal executive offices at 50 Washington Street, Norwalk, Connecticut 06854, a notice of revocation or another signed Proxy with a later date. You may also revoke your Proxy by attending the Annual Meeting and voting in person.

         If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. If a proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting and will determine whether or not a quorum is present. The holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

SOLICITATION

        The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to the stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received no later than February 8, 2001 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be sent to EDGAR Online, Inc., 50 Washington Street, Norwalk, Connecticut 06854,
Attention: Corporate Secretary.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

        The number of directors on the Board currently consists of seven members in compliance with the Company's By-laws.

        At the Annual Meeting, the stockholders will elect seven directors, who will serve a one-year term until the annual meeting of stockholders to be held in 2001 or until a successor is elected or appointed and qualified or until such directors' earlier resignation or removal. If any nominee is unable or unwilling to serve as a director, proxies may be voted for a substitute nominee designated by the present Board. The Board has no reason to believe that the persons named below will be unable or unwilling to serve as nominees or as directors if elected. Proxies received will be voted "FOR" the election of all nominees unless otherwise directed. Pursuant to applicable Delaware corporation law, assuming the presence of quorum, seven directors will be elected from among those persons duly nominated for such positions by plurality of the votes actually cast by stockholders entitled to vote at the meeting who are present in person or by proxy.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                    THE ELECTION OF THE NOMINEES NAMED BELOW.

INFORMATION CONCERNING NOMINEES

        Certain information about each of the nominees is set forth below. Each director has served continuously with the Company since his first election as indicated below.

           NAME                             AGE      POSITION                                                 DIRECTOR SINCE
           ----                             ---      --------                                                 --------------
           Marc H. Bell (1) (2)              32      Director                                                      1998

           Bruce Bezpa (2)                   43      Director                                                      1999

           Stefan Chopin (1)                 41      Director and Chief Technology Consultant                      1996

           Mark Maged (1)                    68      Director                                                      1999

           Marc Strausberg (3)               65      Chairman of the Board, Chief
                                                     Information Officer and Director                              1995

           Susan Strausberg (3)              61      Chief Executive Officer, Secretary and
                                                     Director                                                      1995

           Tom Vos (3)                       53      President, Chief Operating Officer and                        1996
                                                     Director

---------------
       (1)  Member of the Compensation Committee.

       (2)  Member of the Audit Committee.

       (3)  Member of the Outside Directors Compensation Committee.

            MARC H. BELL joined EDGAR Online as a member of the Board of Directors in August 1998. Mr. Bell has been the Chairman and Chief Executive Officer of Globix Corporation since its inception in 1989. Mr. Bell has a B.S. degree from Babson College and an M.S. degree from New York University.

            BRUCE BEZPA joined EDGAR Online as a member of the Board of Directors in March 1999. He currently provides strategic consulting for companies engaging in document management and communications-related business solutions. Prior to this, he held a number of positions at Bowne & Co., Inc., including Vice President-Strategic Development from July 1996 to September 1999; Director-Mutual Fund Services from August 1994 to June 1996; and Director-Marketing from April 1989 to July 1994. Mr. Bezpa holds B.A. and M.B.A. degrees from Rutgers University.

            STEFAN CHOPIN joined EDGAR Online as a member of the Board of Directors in 1996. As the Chief Technology Consultant to EDGAR Online, Mr. Chopin is responsible for software interface development and systems integration and maintenance. Mr. Chopin is the founder and President of Pequot Systems, a software development and consulting firm. In October 1998, Pequot was acquired by iXL Enterprises, Inc. and began operating as iXL Financial Services. Prior to founding Pequot Systems in November 1995, Mr. Chopin served as Vice President of Engineering for Micrognosis, Inc., a leading provider of trading room systems.

            MARK MAGED joined EDGAR Online as a member of the Board of Directors in March 1999. He served as Chairman from September 1995 to May 2000 and Chief Executive Officer from January 1997 to October 1999, of Internet Tradeline, Inc., an operator of electronic shopping malls on the Internet. During the eight years prior to becoming Chief Executive Officer of Internet Tradeline, Mr. Maged, either individually or as Chairman of MJM Associates, LLC, engaged in various private investment banking activities in the United States and internationally. From 1975 through 1983, he served as President and Chief Executive Officer of Schroder's Incorporated, which operated banking, investment banking and investment management businesses as the United States arm of Schroders PLC, an international merchant bank. He is currently a member of the Board of Directors of Commodore Holdings Limited. He holds a bachelor's degree form the City College of New York and both a master's degree and a law degree from Harvard University.

            MARC STRAUSBERG, a co-founder of EDGAR Online, has served as Chairman of the Board of Directors and President since EDGAR Online was formed in November 1995. Mr. Strausberg resigned as President upon the election of Tom Vos to this position in March 1999. In December 1994, Mr. Strausberg co-founded Internet Financial Network, a financial information vendor and served as IFN's co-chairman until founding EDGAR Online. From 1992 to 1994, Mr. Strausberg was the publisher of the Livermore Report, a newsletter that focused on the valuation of initial public offerings. From August 1987 to December 1994, Mr. Strausberg served as Chairman and President of Sindex Inc., which provided computer-based trading operations to individuals, hedge funds and brokerage firms. Mr. Strausberg oversees product development for EDGAR Online. Mr. Strausberg, the husband of Ms. Strausberg, EDGAR Online's Chief Executive Officer, has a B.A. degree from Muhlenberg College.

            SUSAN STRAUSBERG, a co-founder of EDGAR Online, has served as Chief Executive Officer and Secretary since EDGAR Online was formed in November 1995. From December 1994 until the formation of EDGAR Online, Ms. Strausberg was a consultant to Internet Financial Network. In her capacity as Chief Executive Officer, Ms. Strausberg oversees strategic planning and development and is responsible for the production of the EDGAR Online Web site. Ms.

Strausberg has served on the Board of Directors for RKO Pictures since December 1998. Ms. Strausberg, the wife of Marc Strausberg, EDGAR Online's Chairman, has a B.A. degree from Sarah Lawrence College.

        TOM VOS joined EDGAR Online as a Director in August 1996 and was elected Chief Operating Officer in March 1998. Mr. Vos was elected President in March 1999. Mr. Vos is responsible for EDGAR Online's day-to-day operations. From September 1986 until March 1998, Mr. Vos was Vice President of Marketing at Bowne & Co., Inc. In that capacity, Mr. Vos was responsible for strategic planning, acquisitions and new product development. While at Bowne, Mr. Vos was also responsible for advertising and public relations and for the development of both Bowne's Web site and its EDGAR services department. Mr. Vos has a B.S. degree in Physics from Notre Dame University, an M.S. degree in Electrical Engineering from Ohio State University and an M.B.A. degree from Pace University.

BOARD COMMITTEES AND MEETINGS

        The Board of Directors held 5 meetings and acted by unanimous written consent on one occasion during the fiscal year ended December 31, 1999 (the "1999 Fiscal Year"). The Board has an Audit Committee, a Compensation Committee and an Outside Directors Compensation Committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 1999 Fiscal Year.

        The Audit Committee of the Board of Directors reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices. The members of the Audit Committee are Messrs. Bell and Bezpa. The Audit Committee held one meeting during the 1999 Fiscal Year. Messrs. Bell and Bezpa were appointed to the Audit Committee in March 1999.

        The Compensation Committee of the Board of Directors determines the salaries and incentive compensation of our senior officers and provides recommendations for the salaries and incentive compensation of our other employees. The Compensation Committee also administers our various incentive compensation, stock and benefit plans. The members of the Compensation Committee are Messrs. Bell, Chopin and Maged. The Compensation Committee held one meeting during the 1999 Fiscal Year. Messrs. Bell, Chopin and Maged were appointed to the Compensation Committee in March 1999.

        The Board has also established the Outside Directors Compensation Committee and appointed Marc Strausberg, Susan Strausberg and Tom Vos to be its members. The Outside Directors Compensation Committee has the responsibility to administer our 1999 Outside Directors Stock Option Plan. The Outsider Directors Compensation Committee held one meeting during the 1999 Fiscal Year. Marc Strausberg, Susan Strausberg and Tom Vos were appointed to the Outside Directors Compensation Committee in March 1999.

        The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole. Any stockholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with the applicable procedures set forth in the Company's By-Laws. The Company will furnish copies of the By-Laws provisions upon written request to the Company's principal executive offices, 50 Washington Street, Norwalk, Connecticut 06854, Attention: Corporate Secretary.

AUDIT COMMITTEE REPORT

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report, the Compensation Committee Report and the Performance Graph set forth elsewhere in this Proxy Statement shall not be deemed to be incorporated by reference into any such filings.

        In December 1999, the Securities and Exchange Commission approved the amendments to the Nasdaq Stock Market, Inc.'s rules relating to the structure and membership on the audit committee of companies whose stock is traded on Nasdaq. In response to these new requirements, on June 12, 2000 the Board adopted a charter for the Audit

Committee, a copy of which is attached to this Proxy Statement as Exhibit A. Pursuant to the charter, the Audit Committee makes recommendations as to the engagement and fees of the independent auditors, reviews the preparations for and the scope of the audit of EDGAR Online's annual financial statements, reviews drafts of the statements and monitors the functioning of EDGAR Online's accounting and internal control systems by meeting with representatives of management, the independent auditors and the internal auditors.

        On February 8, 2000 the Audit Committee met to discuss the fourth quarter earnings and met with members of KPMG's engagement team to review the results of the 1999 audit. During this meeting, the Audit Committee discussed the matters required to be disclosed by Statement on Auditing Standards No. 1 with KPMG. KPMG delivered the written disclosures and letter required by Independence Standards Board Standard No. 1. This Standard requires auditors to communicate, in writing, at least annually, all relationships between the auditors and the Company that, in the auditor's professional judgement, may reasonably be thought to affect the auditor's independence. The Audit Committee has received this disclosure and discussed with KPMG its independence from the Company. In addition, the Audit Committee discussed the audited financial statements for 1999 and the results of the audit with the Company's management. Based upon its meetings with KPMG and its review of the audited financial statements, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on the Form 10-K.

        The Audit Committee plans to meet with KPMG again in 2000 to review the scope of the 2000 audit.

        Submitted by the Audit Committee:

        Marc H. Bell
        Bruce Bezpa

DIRECTOR COMPENSATION

        No cash compensation has ever been paid to any of the directors of EDGAR Online for service in such capacity. In March 1999, each of our non-employee directors was granted options to purchase 10,000 shares of common stock at an exercise price of $4.50 per share. Non-employee directors of EDGAR Online will be eligible to receive non-discretionary, automatic grants of options every three years to purchase common stock as part of our 1999 Outside Directors Stock Option Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       No interlocking relationships exist between any members of EDGAR Online's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. The Company has business and financial relationships with Globix Corporation and iXL Enterprises, Inc. Marc Bell is the Chairman and Chief Executive Officer of Globix Corporation. Stefan Chopin is a Vice President of iXL Enterprises, Inc. Our relationships with Globix and iXL are described below.

Globix

       In July 1998, we issued a 10% convertible debenture in the principal amount of $1,000,000 to Globix Corporation along with warrants to purchase 666,667 shares of common stock at an exercise price of $1.50 per share. The terms of the transaction were determined as the result of arm's length bargaining between the parties. As part of this transaction, our agreement with Bowne was amended to modify certain of Bowne's rights and to include Globix as a party, thereby providing Globix with the same anti-dilution rights, tag-along rights and Board participation rights as Bowne. In May 1999, Globix converted its debenture and exercised its warrants, thereby acquiring 1,336,667 shares of our common stock. In July 1998, we also entered into a five-year hosting contract with Globix that requires us to co-locate our Internet servers at the Globix facility in New York City. During 1999 and 1998, we paid Globix a total of $546,111 and $6,513, respectively under this contract. We believe that the terms of our agreements with Globix are beneficial to EDGAR Online and no less favorable to EDGAR Online than terms, which might be available to us from unaffiliated third parties.

Pequot Systems (iXL)

       Until June, 1999 when we entered into a separate lease for our facilities in Norwalk, Connecticut, we and Pequot Systems ("Pequot") shared equally the costs of a single lease on 6,600 square feet of space pursuant to which EDGAR Online occupied half of this space and was jointly obligated with Pequot on said lease. Since our inception, we have outsourced our technology development to Pequot. During 1995, in partial payment for services rendered, Pequot received warrants to purchase shares of common stock at an exercise price of $.05 per share. The warrants were exercised in May 1997. In March 1998, Pequot agreed to accept shares of our common stock valued at $1.25 per share in partial payment for services rendered. As a result of these two transactions, Pequot received 359,384 shares of common stock. In 1999 and 1998, we paid Pequot a total of $989,368 and $610,073, respectively, for services provided. As a result of the acquisition of Pequot by iXL, an unrelated company, in 1998, the shares owned by Pequot were transferred to Pequot's founders, including Stefan Chopin, the founder and President of Pequot. Mr. Chopin has been a member of our Board of Directors since 1996. We believe that the terms of our agreements with Pequot are beneficial to EDGAR Online and no less favorable to EDGAR Online than terms, which might be available to us from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company's outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which require them to file reports with respect to their ownership of the Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports which the Company received from such persons for their 1999 Fiscal Year transactions in the Common Stock and their Common Stock holdings, and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 1999 Fiscal Year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its directors, executive officers and greater than ten percent beneficial owners.

INFORMATION CONCERNING EXECUTIVE OFFICERS

            The executive officers of the Company as of the date of this Proxy Statement, other than Susan Strausberg, Marc Strausberg, Tom Vos, are identified below. Each executive officer is elected annually by the Company's Board of Directors and serves at the pleasure of the Board.

                          NAME              AGE                       POSITION
               ---------------------      -------     -------------------------------------------
               Greg D. Adams                39        Chief Financial Officer

               Jay Sears                    33        Senior Vice President of Marketing and Business Development

               Celine Duffy                 34        Vice President of Internet Marketing

               Brian Fitzpatrick            43        Vice President of Corporate Sales

               David Trenck                 26        Vice President of Operation

     GREG D. ADAMS joined EDGAR Online as Chief Financial Officer in March 1999. Mr. Adams is a Certified Public Accountant with diversified business experience in both the public and private sectors. From November 1997 to March 1999, Mr. Adams served as the Senior Vice President -- Finance and Administration of PRT Group Inc., a technology solutions and services company. Mr. Adams served as Chief Financial Officer of PRT Group Inc. from May 1996 to October 1997. From June 1994 to May 1996, Mr. Adams was the Chief Financial Officer of the Blenheim Group Inc., a publicly held UK information technology exposition and conference management company. From August 1983 to June 1994, Mr. Adams served as Senior Manager in the areas of audit and business advisory services with KPMG Peat Marwick. He is a member of the New York State Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. Adams has a B.B.A. degree in Accounting from the College of William & Mary.

     JAY SEARS joined EDGAR Online as Vice President of Marketing and Business Development in May 1997, and was promoted to Senior Vice President Business and Strategy Development, in November 1999. He is responsible for strategic alliances, content syndication, content sales, advertising sales and public relations. From September 1995 to April 1997, Mr. Sears was Vice President of Marketing for Wolff New Media, a publisher of Internet and printed guides to the Internet. From July 1991 to August 1995, Mr. Sears was a Senior Account Supervisor at Creamer Dickson Basford, an international marketing, communications and public relations firm. Mr. Sears has a B.A. degree from Kenyon College.

     CELINE DUFFY joined EDGAR Online as the Director of Member Acquisition in October 1998, and was promoted to Vice President of Internet Marketing in November 1999. She is responsible for building and retaining the retail subscriber base for EDGAR Online. Prior to joining EDGAR Online, Ms. Duffy was the Manager of Special Projects for the flagship club of the Book of the Month Club division of Time, Inc. From 1995 to 1996, she was the Director of Marketing for Equinox Fitness, a health and fitness company with multiple locations in New York City and Westchester County. From 1989 to 1995, Ms. Duffy held a variety of positions at CUC International (now Cendant), a leading direct marketer of membership services. Ms. Duffy has a B.A. from the University of Connecticut.

     BRIAN FITZPATRICK joined EDGAR Online as Vice President of Corporate Sales in March 1999. From August 1998 to March 1999, he was Regional Vice President, Sales and Marketing for Iverson Financial Systems, Inc., a business information provider, and from April 1993 to August 1998, he was Vice President, Sales and Marketing of Newsware, Inc, a financial news service. From August 1991 to March 1993 he was the National Accounts Manager of Desktop Data, a real-time news and information filtering business. From 1986 to 1991, he was Key Accounts Manager of Walsh Greenwood Information Systems, a provider of PC-based intelligent market data systems for the financial services industry. Mr. Fitzpatrick has a B.A. degree from Boston University.

     DAVID TRENCK joined EDGAR Online in December 1995 as its first employee and was responsible for data entry and customer support. In May 1998, he became Vice President of Operations. Mr. Trenck is in charge of product implementation and liaison with iXL, EDGAR Online's primary service offering developer.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Compensation

     The following table sets forth the total compensation paid or accrued for the fiscal years ended December 31, 1999 and 1998 by our Chief Executive Officer and our five most highly compensated executive officers (other than our Chief Executive Officer) (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                        ANNUAL                       LONG-TERM
                                                                     COMPENSATION                   COMPENSATION
                                                     ------------------------------------------    --------------
                                                                                                     SECURITIES
        NAME AND PRINCIPAL POSITION                                                                  UNDERLYING
        ---------------------------       YEAR         SALARY             BONUS          OTHER       OPTIONS (#)
                                         ------       --------           -------        -------    --------------
Susan Strausberg..................        1999       $150,000          $70,000 (4)         ---
  Chief Executive Officer                 1998       $150,000(1)            ---            ---            ---

Marc Strausberg...................        1999       $150,000          $70,000 (4)         ---
  Chairman and Chief Information          1998       $150,000(1)            ---            ---            ---
  Officer (2)

Tom Vos...........................        1999       $125,000          $70,000 (4)         ---        100,000
 President and Chief Operating            1998       $ 93,750(3)            ---            ---        200,000
 Officer

Greg Adams........................        1999       $ 93,269(5)       $ 62,500       $  3,254        125,000
 Chief Financial Officer

Brian Fitzpatrick.................        1999       $ 91,346          $100,000            ---         60,000
 Vice President of
 Corporate Sales

Jay Sears.........................        1999       $115,096          $ 70,000       $ 11,760         25,000
 Senior Vice President of Marketing       1998       $ 97,400          $ 10,000            ---         65,000
 And Business Development

(1)    In 1998, $92,788 of this amount was deferred and not paid.

(2)    Mr. Strausberg served as President during 1998.

(3) Mr. Vos joined EDGAR Online as Chief Operating Officer on March 31, 1998 and earns salary at the rate of $125,000 per annum. He was elected by the Board of Directors to the additional position of President in March 1999.

(4)    These bonuses have been awarded as deferred compensation.

(5) Mr. Adams joined EDGAR Online as Chief Financial Officer in May 1999 and earns salary at the rate of $125,000 per annum.

Option Grants In 1999 Fiscal Year

     The following table sets forth certain information regarding stock options granted to the Named Executive Officers during 1999. We have never granted any stock appreciation rights.

                               INDIVIDUAL GRANTS (1)
                            ---------------------------

                                                                                                       POTENTIAL REALIZABLE
                                                                                                         VALUE AT ASSUMED
                             NUMBER OF      PERCENT OF                                                 ANNUAL RATES OF STOCK
                             SECURITIES   TOTAL OPTIONS                                               PRICE APPRECIATION FOR
                             UNDERLYING     GRANTED TO       EXERCISE                                     OPTION TERM (3)
                              OPTIONS      EMPLOYEES IN     PRICE PER        EXPIRATION      -------------------------------------
             NAME             GRANTED        1999 (2)       SHARE ($)           DATE                5%                   10%
             ----             -------        --------       ---------           ----         ------------------ ------------------
Susan Strausberg                 -               -              -                   -               -                       -

Marc Strausberg                  -               -              -                   -               -                       -

Tom Vos                      100,000         16.76%           $4.50      March 25, 2009        $    751,310         $    1,462,885

Greg Adams                   109,000         18.26%           $4.50      March 25, 2009        $    818,928         $    1,594,545

                              16,000          2.68%           $9.50      May 25, 2009          $     40,210         $      154,062

Brian Fitzpatrick             60,000         10.05%           $4.00      March 25, 2009        $    200,327         $      378,221

Jay Sears                     25,000          4.19%           $4.50      March 25, 2009        $    450,786         $      877,731

-------------------------

(1) Each option represents the right to purchase one share of common stock. The options shown in this table were all granted under our 1996 Stock Option Plan, except for the 16,000 options granted to Greg Adams, which were granted under our 1999 Stock Option Plan.

(2) In the year ended December 31, 1999, we granted options to employees to purchase an aggregate of 596,790 shares of common stock.

     (3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future common stock price growth. These amounts represent certain assumed rates of appreciation in the value of our common stock from the fair market value on the date of grant. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option
Values

     The following table sets forth information concerning the exercise of stock options during the fiscal year ended December 31, 1999 by each of the Named Executive Officers and the fiscal year-end value of unexercised options. No options were exercised by any of the Named Executive Officers during this period.

                                            NUMBER OF
                                       SECURITIES UNDERLYING                                     VALUE OF UNEXERCISED
                                       UNEXERCISED OPTIONS AT                                  IN-THE-MONEY OPTIONS AT
                                         DECEMBER 31, 1999                                       DECEMBER 31, 1999 (1)

                             EXERCISABLE                   UNEXERCISABLE               EXERCISABLE                  UNEXERCISABLE
         NAME
---------------------
Susan Strausberg.....              --                              --                     --                               --

Marc Strausberg......              --                              --                     --                               --

Tom Vos..............             200,000                        100,000            $    1,425,000                   $    287,500

Greg Adams...........              --                            125,000                  --                         $    313,375

Brian Fitzpatrick....              --                             60,000                  --                         $    202,500

Jay Sears............              65,000                         25,000            $      463,125                   $     71,875

---------------------
(1) The fair market value of the common stock as of December 31, 1999 was $7.375.

Employment Agreements

     We entered into a five-year amended and restated employment agreement dated as of May 6, 1999 with Susan Strausberg. The agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter unless 30-day prior notice of termination is provided by either Ms. Strausberg or EDGAR Online. The agreement provides for an annual salary of $150,000, and an annual bonus at the discretion of the Board. In the event there is a change of control (as defined in the agreement) and Ms. Strausberg's employment is terminated (either by her or the employer) within one year thereafter, Ms. Strausberg will receive a severance benefit equal to the product of 2.99 times the sum of (1) her then applicable annual base salary and (2) the average of her last two annual cash bonuses. Additionally, the agreement contains non-compete and non-solicitation provisions effective during the term of her employment and for one year thereafter.

     We entered into a five-year amended and restated employment agreement dated as of May 6, 1999 with Marc Strausberg. The agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter unless 30-day prior notice of termination is provided by either Mr. Strausberg or EDGAR Online. The agreement provides for an annual salary of $150,000, and an annual bonus at the discretion of the Board. In the event there is a change of control (as defined in the agreement) and Mr. Strausberg's employment is terminated (either by him or the employer) within one year thereafter, Mr. Strausberg will receive a severance benefit equal to the product of 2.99 times the sum of (1) his then applicable annual base salary and (2) the average of his last two annual cash bonuses. Additionally, the agreement contains non-compete and non-solicitation provisions effective during the term of his employment and for one year thereafter.

     We have entered into a two-year employment agreement dated April 23, 1999 with Tom Vos to serve as President and Chief Operating Officer. The agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter unless 30-day prior notice of termination is provided by either Mr. Vos or EDGAR Online. The agreement provides Mr. Vos with an annual salary of $125,000 and an annual bonus at the discretion of the Board. In addition, if Mr. Vos remains employed by us at the end of the initial term, he will be entitled to receive a retention bonus equal to two years of his then applicable base salary, plus the average of his last two annual cash bonuses. Mr. Vos will also receive a severance payment identical to the retention bonus described above in the event there is a change of control (as defined in the agreement) and Mr. Vos' employment is terminated (either by him or the employer) within one year thereafter. Additionally, the agreement contains a non-compete and non-solicitation provision effective during the term of his employment and for one year thereafter.

     We have entered into a three-year amended and restated employment agreement dated May 3, 1999 with Greg Adams to serve as Chief Financial Officer. The agreement extends automatically for an additional year at the end of the initial term and each anniversary thereafter unless 30-day prior notice of termination is provided by either Mr. Adams or EDGAR Online. The agreement provides Mr. Adams with (1) an annual salary of $125,000, (2) an annual bonus at the discretion of the Board, provided that Mr. Adams will be entitled to a minimum bonus of $62,500 for the first year of his employment and (3) a $500 monthly car allowance. Mr. Adams also received options to purchase (a) 109,000 shares of common stock at an exercise price of $4.50 per share, which, based on certain acceleration incentives currently vests 50% in year one and 50% in year two and
(b) 16,000 shares of common stock at the initial public offering price per share, which will vest equally over a three-year period. In addition, the agreement contains a severance arrangement whereby Mr. Adams is entitled to receive a payment determined as follows in the event he is terminated without cause: (a) six months salary if the termination occurs within the first six months of his employment, (b) twelve months salary if the termination occurs between the seventh and eighteenth month of his employment and (c) eighteen months salary if the termination occurs at anytime following the eighteenth month of his employment. Additionally, the agreement contains a non-compete and non-solicitation provision effective during the term of his employment and for one year thereafter.

     We have entered into a three-year employment agreement dated March 11, 1999 with Brian Fitzpatrick to serve as Vice President of Corporate Sales. The agreement provides Mr. Fitzpatrick with (1) an annual salary of $125,000 and (2) an annual bonus at the discretion of the Board, provided that Mr. Fitzpatrick will be entitled to minimum annual bonuses of (a) $100,000 for 1999, (b) $125,000 for 2000 and (c) $150,000 for 2001. Mr. Fitzpatrick received a signing bonus of $85,000 when he joined us. Mr. Fitzpatrick also received options to purchase 60,000 shares of common stock at an exercise price of $4.00 per share, which will vest equally over a three-year period. Additionally, the agreement contains a non-compete and non-solicitation provision effective during the term of his employment and for nine months thereafter in the case of the non-compete provision and one year thereafter in the case of the non-solicitation provision.

     We have entered into an employment agreement dated May 19, 1997 with Jay Sears, which may be terminated by either party upon 30-days prior notice. The agreement provides Mr. Sears with an annual salary of $80,000 and an annual bonus at the discretion of the Board. Mr. Sears' annual salary was increased to $100,000 effective August 1998. If Mr. Sears' employment is terminated without cause, we will pay him six months of his total annual compensation. Additionally, the agreement contains non-compete and non-solicitation provisions effective during the term of his employment and for six months thereafter in the case of the non-compete provision and one year thereafter in the case of the non-solicitation provision.

Compensation Committee Report On Executive Compensation

     Scope of the Committee's Work

     The Compensation Committee of the Board of Directors is composed entirely of independent outside directors, Messrs. Bell, Chopin and Maged. The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

        Executive Compensation Philosophy and Policies

        EDGAR Online's overall compensation philosophy is to provide a total compensation package that is competitive and enables EDGAR Online to attract, motivate, reward and retain key executives and other employees who have the skills and experience necessary to promote the short and long-term financial performance and growth of the company.

        The Compensation Committee recognizes the critical role of its executive officers in the significant growth and success of the Company to date and its future prospects. Accordingly, EDGAR Online's executive compensation policies are designed to (1) align the interests of executive officers and stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent upon the Company's financial performance; (2) provide compensation that will attract and retain talented professionals, (3) reward individual results through base salary, annual cash bonuses, long-term incentive compensation in the form of stock options and various other benefits; and (4) manage compensation based on skill, knowledge, effort and responsibility needed to perform a particular job successfully.

        In establishing salary, bonuses and long-term incentive compensation for its executive officers, the Compensation Committee takes into account both the position and expertise of a particular executive, as well as the Committee's understanding of the competitive compensation for similarly situated executives in the Company's industry.

        Executive Compensation

        Base Salary. Salaries for executive officers for 1999 were generally determined by the Board of Directors on an individual basis at the time of the hiring. The majority of EDGAR Online's executives were hired prior to the formation of the Compensation Committee. For 2000, the Compensation Committee will review the base salaries of the executive officers by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

        Bonus. Until the formation of the Compensation Committee, EDGAR Online had no formal bonus plan. The amount of cash bonuses paid to executives in 1999 was partially based upon the financial results of EDGAR Online and partially based on the decision of the 1999 Employee Compensation Plan instituted by the President in March 1999. A total of $317,500 was recommended by the Compensation Committee, approved by the Board and paid to named executives of the Company. In addition, deferred bonuses in the amount of $70,000 each were approved for the Chairman, the Chief Executive Officer and the President. These deferred amounts become payable when the Company achieves certain performance criteria or upon certain change of control events.

        Long-Term Incentive Awards. The Compensation Committee believes that equity-based compensation in the form of stock options links the interests of executives with the long-term interests of EDGAR Online's stockholders and encourages executives to remain in EDGAR Online's employ. The Company grants stock options in accordance with its various stock option plans. Grants are awarded based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of EDGAR Online's financial and strategic objectives and industry practices and norms.

        Compensation of the Chief Executive Officer

        Ms. Strausberg, who has served as EDGAR Online's Chief Executive Officer and Secretary since its formation in November 1995, was paid a base salary of $150,000 for the year ended December 31, 1999 and was paid $70,000 as a bonus in the form of deferred compensation for such period.

        In May 1999, the Company entered into an Employment Agreement with Ms. Strausberg pursuant to which she serves as Chief Executive Officer of the Company. Ms. Strausberg's salary and other compensation and the terms of her employment agreement have been established by reference to the salaries and equity participations of other chief executive officers of companies in EDGAR Online's industry and in recognition of Ms. Strausberg's unique skills and importance to EDGAR Online.

            Internal Revenue Code Section 162(M) Limitation

            Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the Company's executive officers. The limitation applies only to compensation that is not considered to be performance-based. The non-performance based compensation paid to EDGAR Online's executive officers in 1999 did not exceed the $1 million limit per officer. EDGAR Online's Stock Option Plans are structured so that any compensation deemed paid to an executive officer in connection with the exercise of option grants made under that plan will qualify as performance-based compensation which will not be subject to the $1 million limitation. The Compensation Committee currently intends to limit the dollar amount of all other compensation payable to the Company's executive officers to no more than $1 million. The Compensation Committee is aware of the limitations imposed by Section 162(m), and the exemptions available therefrom, and will address the issue of deductibility when and if circumstances warrant.

Submitted by the Compensation Committee:

        Marc H. Bell
        Stefan Chopin
        Mark Maged

                                PROPOSAL NO. TWO

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has appointed the firm of KPMG LLP, independent public accountants for the Company during the 1999 Fiscal Year, to serve in the same capacity for the year ending December 31, 2000, and is asking the stockholders to ratify this appointment. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of KPMG LLP.

        In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

        A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
   FOR THE RATIFICATION OF THE SELECTION OF KPMG LLP TO SERVE AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                               PROPOSAL NO. THREE

      APPROVAL AND RATIFICATION OF AMENDMENT TO THE 1999 STOCK OPTION PLAN

        The Company's stockholders are being asked to approve an amendment to the Company's 1999 Stock Option Plan. The proposed amendment to the 1999 Stock Option Plan will increase the number of shares reserved for issuance under the 1999 Stock Option Plan by 800,000 to 1,400,000.

        This amendment to the 1999 Stock Option Plan will enable the Company to continue to grant awards as needed to attract and retain employees and other service providers. The 1999 Stock Option Plan is intended to enhance the

Company's ability to provide individuals with awards and incentives commensurate with their contributions and competitive with those offered by other employers, and to increase stockholder value by further aligning the interests of these individuals with the interests of the Company's stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company's long term success is dependent upon the ability of the Company to attract and retain highly qualified individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

        The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for adoption of Proposal No. 3.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE
                            1999 STOCK OPTION PLAN.

        The following summary of the 1999 Stock Option Plan (the "1999 Plan"), including the proposed amendment, is subject in its entirety to the specific language of the 1999 Stock Option Plan, a copy of which is available to any stockholder upon request.

        The 1999 Plan, adopted in March 1999, provides for the granting of options to purchase up to an aggregate of 600,000 shares of authorized but unissued common stock (each, an "Option") (subject to adjustment in certain cases, including stock splits, recapitalization and reorganization) to our officers, directors, employees and consultants. The proposed amendment to the 1999 Plan provides that the number of shares reserved for issuance will be increased by 800,000 shares to a total reserve of 1,400,000 shares.

ADMINISTRATION OF THE 1999 PLAN

        The Board of Directors currently has full power and authority to implement, interpret and administer the 1999 Plan, to establish rules and regulations that it deems appropriate and to make such determinations under the 1999 Plan and any outstanding Option grants or share issuances as it deems necessary or advisable. Decisions of the Board are final and binding on all parties who have an interest in the 1999 Plan or any outstanding Option or share issuance.

OPTION GRANTS

        The Board, with the assistance of the Compensation Committee, grants Options pursuant to the1999 Plan. Such Options are evidenced by agreements in such form as the Board shall approve. All Options granted under the 1999 Plan will be clearly identified in the agreement evidencing such Options as either Incentive Options or as Non-Statutory Options or a combination of both.

AMENDMENT OF THE 1999 PLAN

        In general, the Board has complete and exclusive power and authority to amend or modify the 1999 Plan in any or all respects whatsoever. Notwithstanding the foregoing, the Board shall not, without the approval of EDGAR Online's shareholders, amend the 1999 Plan so as to (i) increase the maximum number of shares issuable under the 1999 Plan, (ii) materially increase the benefits accruing to individuals who participate in the 1999 Plan, or (iii) materially modify the eligibility requirements for participation in the 1999 Plan. The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of Options meeting the requirements of future amendments or issued regulations, if any, to the Internal Revenue Code or to the Exchange Act.

TERMINATION OF SERVICE

        If an optionee ceases to remain in service for any reason other than death or permanent disability then the period during which each outstanding Option held by an optionee, to the extent otherwise exercisable, remains exercisable will be limited to a three-month period following the date of cessation of service. If an optionee dies or is permanently disabled, the exercisable period for otherwise exercisable Options is limited to twelve months following the later of the date of the optionee's cessation of service or death. The Board has power and authority to extend such time either at the time the Option is granted or at any time while the Option remains outstanding as it deems appropriate under the circumstances.

INCENTIVE OPTIONS

        The exercise price of an Incentive Option shall be the Fair Market Value of a share of Common Stock as defined in the 1999 Plan. Incentive Options will not be granted to any individual if, at the time of the proposed grant, the individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its "subsidiary corporations" (within the meaning of section 424 of the Code), unless (I) the exercise price of such Incentive Option is at least 110% of the fair market value of a share of the Company's stock at the time such Incentive Option is granted and (II) such Incentive Option is not exercisable after the expiration of five years from the date such Incentive Option is granted. The individual receiving an Incentive Option must be an employee of the Corporation. There will be no grants after 10 years from the date the Plan is adopted or the date the plan is approved by the shareholders, whichever is earlier. An Incentive Option is not transferable other than by will or the laws of descent and distribution. It is only exercisable during the optionee's lifetime by the optionee.

FEDERAL INCOME TAX CONSEQUENCES

        Options granted under the 1999 Plan may either be incentive stock options that satisfy the requirements of section 422 of the Code or non-statutory options, which are not intended to meet such requirements. The federal income tax treatment of the two types of options differs as follows:

        Incentive Options. No taxable income is recognized by the optionee at the time of the Option grant, and no taxable income is generally recognized at the time the Option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made subject of a taxable disposition. For federal tax purposes dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the Option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

        Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares or (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

        If the optionee makes a disqualifying disposition of the purchased shares, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

        Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

        If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the Option an amount equal to the excess of (i) the fair market value of the purchases shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase rights lapses.

        The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory Option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

OTHER TERMS

        The Board has the authority to accelerate the vesting schedule of, release from restrictions on transfer of and terminate repurchase or forfeiture rights with respect to any outstanding award. The Board also may require each person to whom any shares are issued under the Plan to enter into an agreement which restricts or prohibits the sale of any stock of the Company by such person for a reasonable period of time following a public offering of any shares of stock by the Company.

                                  OTHER MATTERS

        The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of June 12, 2000 by (i) all persons who are beneficial owners of five percent (5%) or more of the Company's Common Stock, (ii) each director and nominee for director, (iii) the executive officers named in the Summary Compensation Table of the Executive Compensation and Other Information section of this Proxy Statement and (iv) all current directors and executive officers as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. Unless otherwise indicated, the address for those listed below is c/o EDGAR Online, Inc., 50 Washington Street, Norwalk, Connecticut 06854.

                                                                                 NUMBER         PERCENT
                                                                                   OF              OF
             NAME OF BENEFICIAL OWNER                                           SHARES (1)       CLASS
             ---------------------------------------------------            ----------------   ----------
             Executive Officers and Directors:
                      Susan Strausberg (2)......................                 3,312,000      26.58%
                      Marc Strausberg (3).......................                 3,312,000      26.58%
                      Tom Vos (4)...............................                   290,000       2.28%
                      Greg Adams (5)............................                    59,833         *
                      Brian Fitzpatrick (6).....................                    40,000         *
                      Jay Sears (7).............................                    80,000         *
                      Stefan Chopin (8)(9)......................                   342,717       2.75%
                        c/o iXL Enterprises, Inc.
                        50 Washington Street
                        Norwalk, CT 06854

                      Bruce Bezpa(9)............................                     3,333         *
                        405 Patton Avenue
                        Piscataway, NJ 08854

                      Marc Bell(9)(10)..........................                 1,340,000      10.76%
                        c/o Globix Corporation
                        295 Lafayette Street
                        New York, NY 10012 (9)

                      Mark Maged (9)............................                     3,333         *
                        c/o Internet Tradeline, Inc.
                        111 West 40th Street
                        New York, NY 10018

                      All executive officers and directors                       5,527,216      42.74%
                       as a group (12 persons)..................

             Other 5% Stockholders:

                      Globix Corporation........................                 1,336,667      10.73%
                        295 Lafayette Street
                        New York, NY 10012

                      Bowne & Co., Inc..........................                 1,000,000       8.03%
                        345 Hudson Street
                        New York, NY 10014

                      Track Data Corporation....................                   762,210       6.12%
                        56 Pine Street
                        New York, NY 10005

--------------
* Represents beneficial ownership of less than 1%.

(1) Shares of common stock subject to options currently exercisable or exercisable within 60 days of June 12, 2000 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated below, the persons and entities named in this table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Includes 156,000 shares owned by Ms. Strausberg's husband, Marc Strausberg, EDGAR Online's Chairman of the Board and 3,000,000 shares owned by TheBean LLC. Ms. Strausberg is a managing member of TheBean LLC and as such she may be deemed to be the beneficial owner of all the shares held by TheBean LLC. Ms. Strausberg disclaims beneficial ownership of the shares owned by her husband.

(3) Includes 156,000 owned by Mr. Strausberg's wife, Susan Strausberg, EDGAR Online's Chief Executive Officer and 3,000,000 shares owned by TheBean LLC. Mr. Strausberg is a managing member of TheBean LLC and as such he may be deemed to be the beneficial owner of all the shares held by TheBean LLC. Mr. Strausberg disclaims beneficial ownership of the shares owned by his wife.

(4) Includes 250,000 shares issuable upon exercise of options exercisable within 60 days of June 12, 2000.

(5) Includes 59,833 shares issuable upon exercise of options exercisable within 60 days of June 12, 2000.

(6) Includes 20,000 shares issuable upon exercise of options exercisable within 60 days of June 12, 2000.

(7) Includes 80,000 shares issuable upon exercise of options exercisable within 60 days of June 12, 2000.

(8)    Includes shares owned jointly with Barbara Chopin, his wife.

(9) Includes 3,333 shares issuable upon exercise of options exercisable within 60 days of June 12, 2000.

(10) Includes 1,336,667 shares owned by Globix Corporation. Mr. Bell is the Chairman and Chief Executive Officer of Globix Corporation. In such capacities, Mr. Bell may be deemed to be the beneficial owner of such shares, although he disclaims beneficial ownership except to the extent of his pecuniary interest, if any.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Bowne & Co., Inc.

     In 1997, we borrowed $500,000 pursuant to a line-of-credit extended to us by Bowne & Co., Inc. These loans were evidenced by promissory notes, which were originally due on December 30, 1997, each at an interest rate of 12% prior to the maturity date and 18% thereafter. EDGAR Online and Bowne have subsequently agreed to two extensions on the repayment of these notes, which were due on February 28, 2000. These loans were guaranteed by Marc Strausberg. The principal and accrued interest on the loans was repaid to Bowne on May 31, 1999 with a portion of the proceeds of our IPO.

     EDGAR Online sells certain EDGAR content to Bowne and provides Bowne with EDGAR Online services in its offices. Bowne also pays EDGAR Online for advertising it places on the EDGAR Online Web site. In 1999, EDGAR Online charged Bowne a total of $ 98,000 for these services. We believe that the terms of our agreements with Bowne are beneficial to EDGAR Online and no less favorable to EDGAR Online than terms, which might be available to us from unaffiliated third parties.

Globix Corporation

     For information regarding our relationship with Globix, see "Compensation Committee Interlocks and Insider Participation."

Track Data Corporation

     In conjunction with our formation, Track Data Corporation, a business information company and one of our principal stockholders, extended a $100,000 loan to EDGAR Online at an interest rate of prime plus 2% and received and subsequently exercised warrants to purchase 810,572 shares of common stock. Track Data purchases EDGAR content, which it uses in conjunction with the services that it offers. These services were paid for through reductions in the principal amount of this loan. During 1999 and 1998, the loan was reduced by $59,448 and $42,250 in this fashion. We believe that our agreements with Track Data are beneficial to EDGAR Online and no less favorable to EDGAR Online than terms, which may be available to us from unaffiliated third parties.

Pequot Systems (iXL)

     For information regarding our relationship with iXL, see "Compensation Committee Interlocks and Insider Participation."

Susan Strausberg And Marc Strausberg

     From time to time, we have received cash loans from and have made cash advances to Susan Strausberg and Marc Strausberg, our founders. These loans bear interest at the prime rate applied to the net outstanding balance. The net amounts owed to EDGAR Online at December 31, 1997 and 1998 were $51,114 and $141,554, respectively. During this same period, Susan Strausberg and Marc Strausberg agreed to defer all or most of their annual salaries of $150,000 each. The aggregate amount of deferred compensation for the two of them combined at December 31, 1997 and 1998 was $600,000 and $785,577, respectively. These deferred salaries, net of the loans outstanding to them, were repaid to Susan and Marc Strausberg upon consummation of our IPO.

STOCK PERFORMANCE GRAPH

        The following graph compares, for the periods indicated below, a comparison of cumulative total stockholder returns for the Company, the Russell 2000 Index and a composite of the following peer group companies: Hoovers, Inc., MarketWatch, Inc., Multex Inc., Primark Corp. and TheStreet.com, Inc.

Indexed Price Graph
[Index Price Graph]





                                                 Cumulative Total Returns
                             ---------------------------------------------------------
                               5/26/99           6/99           9/99            12/99
EDGAR ONLINE, INC.              100.00          84.21          78.29            77.63
PEER GROUP                      100.00         107.98          74.33            91.69
RUSSELL 200                     100.00         104.16          96.01            97.49

Notes:

(1) The graph covers the period from May 26, 1999, the effective date of the Company's initial public offering of shares of its Common Stock, to December 31, 1999.

(2) The graph assumes that $100 was invested in Common Stock of the Company on May 26, 1999, and in each index or composite, and that all dividends were reinvested. No cash dividends have been declared on the Company's Common Stock.

(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

        Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, the preceding Stock Performance Graph is not to be incorporated by reference into any such prior filings, nor shall such graph be incorporated by reference into any future filings made by the Company under those statutes.

FORM 10-K

        The Company filed an Annual Report on Form 10-K with the Securities and Exchange Commission on March 30, 2000. A copy of this report is included with these materials.

                                       By Order of the Board of Directors

                                       /s/ SUSAN STRAUSBERG
                                       Susan Strausberg
                                       Chief Executive Officer and Secretary

Dated: June 29, 2000

                                    EXHIBIT A

                      EDGAR ONLINE AUDIT COMMITTEE CHARTER

ORGANIZATION

This charter governs the operation of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal processes of the audit committee in carrying out its oversight responsibilities.

- The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

- The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

- The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

- The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

------------------------------------------------------------------------------------------------------------------------------------
                   A = Annually; Q = Quarterly; AN = As Necessary               Frequency                     Planned Timing
------------------------------------------------------------------------------------------------------------------------------------
                                FINANCIAL MANAGEMENT                   A           Q        AN        Q1       Q2       Q3       Q4
------------------------------------------------------------------------------------------------------------------------------------
Annual Report on Form 10-K and proxy                                      X
------------------------------------------------------------------------------------------------------------------------------------
Quarterly Reports on Form 10-Q *                                                   x
------------------------------------------------------------------------------------------------------------------------------------
Assessment of internal control environment and
systems of internal controls                                              X
------------------------------------------------------------------------------------------------------------------------------------
New accounting and financial reporting requirements                       X
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
Other matters (adequacy of staffing, succession
planning, etc.)                                                                              x
------------------------------------------------------------------------------------------------------------------------------------
Executive session with management                                                            x
------------------------------------------------------------------------------------------------------------------------------------
                                INDEPENDENT AUDITORS
------------------------------------------------------------------------------------------------------------------------------------
Results of annual audit (including required
communications)                                                           x
------------------------------------------------------------------------------------------------------------------------------------
Results of timely quarterly reviews (including required
communications) *                                                                  x
------------------------------------------------------------------------------------------------------------------------------------
Report on internal control weaknesses and other
recommendations and management response                                   x
------------------------------------------------------------------------------------------------------------------------------------
Scope of interim reviews and annual audit and fees                        x
------------------------------------------------------------------------------------------------------------------------------------
Required written communication and discussion of
independence                                                              x
------------------------------------------------------------------------------------------------------------------------------------
Other matters (adequacy of financial staff, succession
planning, etc.)                                                                              x
------------------------------------------------------------------------------------------------------------------------------------
Executive session with independent auditors                               x
------------------------------------------------------------------------------------------------------------------------------------
OTHER MEMBERS OF MANAGEMENT
------------------------------------------------------------------------------------------------------------------------------------
Legal Matters (General Counsel)
------------------------------------------------------------------------------------------------------------------------------------
-      Conflict of interest and ethics policies                           x
------------------------------------------------------------------------------------------------------------------------------------
-      Litigation status/regulatory mattes                                                   x
------------------------------------------------------------------------------------------------------------------------------------
Information systems matters (MIS Director)                                                   x
------------------------------------------------------------------------------------------------------------------------------------
Risk management processes and assessment
(Risk Management Director)                                                                   x
------------------------------------------------------------------------------------------------------------------------------------
Tax matters (Tax Director)                                                                   x
------------------------------------------------------------------------------------------------------------------------------------
Others                                                                                       x
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                   A = Annually; Q = Quarterly; AN = As Necessary               Frequency                     Planned Timing
------------------------------------------------------------------------------------------------------------------------------------
                                  AUDIT COMMITTEE                       A           Q        AN        Q1       Q2       Q3       Q4
------------------------------------------------------------------------------------------------------------------------------------
Report results of annual independent audit to the board                 X
------------------------------------------------------------------------------------------------------------------------------------
Recommend to the board the appointment of
independent auditors                                                    X
------------------------------------------------------------------------------------------------------------------------------------
Review annual proxy statement audit committee report
and charter                                                             X
------------------------------------------------------------------------------------------------------------------------------------
Evaluate audit committee effectiveness (i.e., self-
assessment)                                                             X
------------------------------------------------------------------------------------------------------------------------------------
Reassess the adequacy of the audit committee charter
and obtain board approval                                               X
------------------------------------------------------------------------------------------------------------------------------------
Approve audit committee meeting planner for the
upcoming year and confirm mutual expectations with
management and the auditors                                             X
------------------------------------------------------------------------------------------------------------------------------------
Approve minutes of previous meeting                                     X
------------------------------------------------------------------------------------------------------------------------------------
Report significant matters to the board                                             X
------------------------------------------------------------------------------------------------------------------------------------
Executive session of committee members                                  X
------------------------------------------------------------------------------------------------------------------------------------
Orientation of new members and continuing education
(e.g., accounting and financial topics)                                                      X
------------------------------------------------------------------------------------------------------------------------------------
Others matters                                                                               X
------------------------------------------------------------------------------------------------------------------------------------

* Note that the entire audit committee will conduct these reviews, however, the chair of the audit committee may represent the entire committee in order to facilitate conducting these reviews on a timely basis.

                               EDGAR ONLINE, INC.
                                      PROXY

                 Annual Meeting of Stockholders, August 1, 2000

            THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EDGAR ONLINE, INC.

        The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Stockholders to be held August 1, 2000 and the Proxy Statement and appoints Susan Strausberg, Chief Executive Officer, and Tom Vos, President, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of EDGAR Online, Inc. (the "Company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the Company to be held at the Company's offices, 50 Washington Street, Norwalk, Connecticut 06854 on Tuesday August 1, 2000 at 10:00 a.m. local time (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below.

       1. To elect seven directors to serve for a one-year term ending in the year 2001 or until each of their successors are duly elected and qualified;

       Marc H. Bell
       Bruce Bezpa             |_| FOR all nominees listed at left (except     |_| WITHHOLD AUTHORITY TO VOTE for
                               as written below to the contrary)               all nominees listed at left

       Stefan Chopin
       Mark Maged
       Marc Strausberg
       Susan Strausberg
       Tom Vos

                              --------------------------------------------------------------
                                Instruction: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided above.

       2. |_| FOR |_|AGAINST |_|ABSTAIN To ratify the appointment of KPMG LLP as independent public accountants of the Company for the fiscal year ending December 31, 2000.

       3. |_| FOR |_|AGAINST |_|ABSTAIN To approve and ratify an amendment to the 1999 Stock Option Plan to increase the number or shares reserved for issuance under the 1999 Stock Option Plan by 800,000 to 1,400,000.

       4. |_| FOR |_|AGAINST |_|ABSTAIN In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

       The Board of Directors recommends a vote IN FAVOR OF the directors listed above, a vote IN FAVOR OF the proposal to ratify the appointment of KPMG LLP as independent public accountants and a vote IN FAVOR OF the proposal to approve and ratify an amendment to the 1999 Stock Option Plan. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTORS LISTED ABOVE, TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS, TO APPROVE AND RATIFY AN AMENDMENT TO THE 1999 STOCK OPTION PLAN AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER MATTERS THAT COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY IN THE ENVELOPE PROVIDED FOR THIS PURPOSE.

Please print the name(s) appearing
on each share certificate(s) over
          which you have voting authority:
                                         --------------------------------------


          Please sign your name:
                                  ------------------------------  ----------------------------------------  ------------------------
                                    Signature(s)                  Signature if held jointly                       Date